iCAD Reports Financial Results For Second Quarter 2022

Company reports accelerating demand for subscription and cloud-based business models driving long-term recurring revenue opportunities

Cancer Detection revenue grew 10.4% compared to the second quarter of 2021

Company to host conference call and webcast today at 4:30 PM ET

NASHUA, N.H. – August 10, 2022 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the three and six months ended June 30, 2022.

Recent Highlights:

•	Increased demand for subscription and SaaS-based models is accelerating customer acquisition and establishing predictable, long-term revenue streams.

•	Compelling new research published in Science Translational Medicine finds ProFound AI Risk is up to 2.4 times more accurate than traditional lifetime risk models, underscoring the unique clinical value this technology offers to patients.

“We are in the midst of a pronounced and exciting shift in our business, as in recent months we are seeing a marked increase in demand for monthly subscriptions, in lieu of traditional perpetual software licenses,” said Stacey Stevens, President and CEO of iCAD, Inc. “While customers continue to validate the critical value our leading-edge Breast AI Suite offers to facilities, clinicians, and patients, they are increasingly accounting for a range of factors when making purchasing decisions, such as easier procurement and lower up-front costs. As a result, we sold 31 subscriptions in the first half of 2022 and customer demand for our flexible subscription and cloud-based models is beginning to accelerate at a faster-than-expected rate.”

“These models will help expand access to our technologies more quickly, and we are also confident this strategy will position the Company for sustained success in the months and years ahead. While these operational models impact revenue in the short term, the value of these customers to the Company and its shareholders can be significantly larger over the long term,” continued Stevens.

"In recent months we have also introduced a new sales strategy, positioning our suite of high-performing AI technologies as a singular and complete solution for superior breast cancer detection, breast density assessment and personalized short-term risk evaluation. This strategy should also enable us to improve penetration in the marketplace with a differentiated offering, leading to more new customers opting for our full Breast AI suite at the outset," added Stevens.

“Additionally, the body of evidence supporting our Breast AI Suite continues to grow, with compelling new research recently published in the peer-reviewed journal, Science Translational Medicine. Researchers at the Karolinska Institutet found ProFound AI Risk is up to 2.4 times more accurate than traditional lifetime risk models,” Stevens continued. “This first-in-kind short-term risk model offers critical and actionable information that can help clinicians personalize breast cancer screening regimens for patients based on their individual risk of developing cancer before or at their next screening."

“With the progress made across key initiatives last quarter, including penetration of the broader available market, and improving our ability to address enterprise level customers, we remain confident in the strength of our technologies and believe we are paving the path towards continued success moving forward,” concluded Stevens.

Three Months Ended June 30, 2022 Financial Results

Total Detection and Therapy revenue for the second quarter of 2022 was $7.6 million, a decrease of $0.3 million, or 3.2%, as compared to the second quarter of 2021, reflecting a 1.7% decrease in product revenue, and a 5.3% decrease in service and supplies revenue.

(in 000's)	Three months ended June 30
	2022	2021	$ Change	% Change

Product revenue	$4,475	$4,552	$(77)	-1.7%
Service and supplies revenue	3,100	3,274	(174)	-5.3%
Total revenue	$7,575	$7,826	$(251)	-3.2%

Revenue: Cancer Detection revenue for the second quarter of 2022, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, increased by approximately $0.5 million, or 10.4%, to $5.3 million, as compared to the second quarter of 2021. Therapy revenue for the second quarter of 2022, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, decreased by $0.8 million, or 24.7%, to $2.3 million, as compared to the second quarter of 2021.

(in 000's)	Three months ended June 30
	2022	2021	$ Change	% Change

Detection revenue
Product revenue	$3,467	$3,164	$303	9.6%
Service and supplies revenue	1,822	1,625	197	12.1%
Detection revenue	$5,289	$4,789	$500	10.4%

Therapy revenue
Product revenue	$1,008	$1,388	$(380)	-27.4%
Service and supplies revenue	1,278	1,649	(371)	-22.5%
Therapy revenue	$2,286	$3,037	$(751)	-24.7%
Total revenue	$7,575	$7,826	$(251)	-3.2%

Gross Profit: Gross profit for the second quarter of 2022 was $5.5 million, or 72.5% of revenue, as compared to $5.5 million, or 70.8% of revenue, in the second quarter of 2021.

Operating Expenses: Total operating expenses for the second quarter of 2022 were $8.6 million, a $0.2 million, or 2.3%, increase from $8.4 million in the second quarter of 2021.

GAAP Net Loss: Net loss for the second quarter of 2022 was ($3.1) million, or ($0.12) per basic and diluted share, as compared to a net loss of ($3.3) million, or ($0.13) per basic and diluted share, for the second quarter of 2021. GAAP Net Loss in 2021 included a $0.4 million charge related to the losses on the extinguishment of debentures and debt.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the second quarter of 2022 was ($3.1) million, or ($0.12) per basic and diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($2.8) million, or ($0.11) per basic and diluted share, for the second quarter of 2021. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended June 30, 2022 and 2021, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the second quarter of 2022 was a loss of ($2.7) million, a $0.6 million decrease as compared to the second quarter 2021 Non-GAAP Adjusted EBITDA loss of ($2.1) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended June 30, 2022 and 2021, respectively.

Six Months Ended June 30, 2022 Financial Results

Total Detection and Therapy revenue for the six months ended June 30, 2022 was $15.1 million, a decrease of $1.4 million, or (8.3%), as compared to the six months ended June 30, 2021, reflecting a (10.6%) decrease in product revenue, and a (4.7%) decrease in service and supplies revenue.

(in 000's)	Six months ended June 30
	2022	2021	$ Change	% Change

Product revenue	$9,035	$10,109	$(1,074)	-10.6%
Service and supplies revenue	6,063	6,361	(298)	-4.7%
Total revenue	$15,098	$16,470	$(1,372)	-8.3%

Revenue: Cancer Detection revenue for the six months ended June 30, 2022, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, increased by approximately $0.3 million, or 2.9%, to $10.8 million, as compared to the six months ended June 30, 2021. Therapy revenue for the six months ended June 30, 2022 was, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, decreased by $1.7 million, or (28.1%), to $4.3 million, as compared to the six months ended June 30, 2021.

(in 000's)	Six months ended June 30
	2022	2021	$ Change	% Change

Detection revenue
Product revenue	$7,331	$7,325	$6	0.1%
Service and supplies revenue	3,478	3,183	295	9.3%
Detection revenue	$10,809	$10,508	$301	2.9%
Therapy revenue
Product revenue	$1,704	$2,784	$(1,080)	-38.8%
Service and supplies revenue	2,585	3,178	(593)	-18.7%
Therapy revenue	$4,289	$5,962	$(1,673)	-28.1%
Total revenue	$15,098	$16,470	$(1,372)	-8.3%

Gross Profit: Gross profit for the six months ended June 30, 2022 was $10.8 million, or 71.6% of revenue, as compared to $11.8 million, or 71.8 % of revenue in the six months ended June 30, 2021.

Operating Expenses: Total operating expenses for the six months ended June 30, 2022 were $17.4 million, a $1.2 million, or 7.4%, increase from $16.2 million in the six months ended June 30, 2021.

GAAP Net Loss: Net loss for the six months ended June 30, 2022 was ($6.7) million, or ($0.26) per basic and diluted share, as compared to a net loss of ($4.9) million, or ($0.20) per basic and diluted share, in the six months ended June 30, 2021. GAAP Net Loss in 2021 included a $0.4 million charge related to the losses on the extinguishment of debentures and debt.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the six months ended June 30, 2022 was ($6.7) million, or ($0.26) per basic and diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($4.4) million, or ($0.18) per basic and diluted share, for the six months ended June 30, 2021. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the six-month periods ended June 30, 2022 and 2021, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the six months ended June 30, 2022 was a loss of ($5.4) million, a $2.8 million decrease as compared to the six months ended June 30, 2021 Non-GAAP Adjusted EBITDA loss of ($2.6) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the six-month periods ended June 30, 2022 and 2021, respectively.

Conference Call

Wednesday, August 10 at 4:30 PM ET

Domestic: 888-506-0062

International: 973-528-0011

Conference ID: 718241

Webcast: https://www.webcaster4.com/Webcast/Page/2879/46166

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company's operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company's quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company's website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expected benefits of ProFound AI®, the benefits of the Company’s products, external factors affecting the market for our products, behavior of clients and prospective clients, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Inquiries:

iCAD Investor Relations

ir@icadmed.com

iCAD, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except for share data)
(Unaudited)

	June 30,	December 31,
Assets	2022	2021

Current assets:
Cash and cash equivalents	$27,180	$34,282
Trade accounts receivable, net of allowance for doubtful
accounts of $778 in 2022 and $268 in 2021	10,171	8,891
Inventory, net	5,001	4,171
Prepaid expenses and other current assets	2,953	2,962
Total current assets	45,305	50,306

Property and equipment, net of accumulated depreciation
of $7,275 in 2022 and 7,106 in 2021	968	882
Operating lease assets	3,102	1,059
Other assets	55	899
Intangible assets, net of accumulated amortization
of $8,820 in 2022 and $8,724 in 2021	587	683
Goodwill	8,362	8,362
Total assets	$58,379	$62,191

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,198	$2,779
Accrued and other expenses	5,271	5,642
Lease payable—current portion	566	889
Deferred revenue—current portion	6,171	5,652
Total current liabilities	14,206	14,962

Lease payable, net of current	2,598	266
Deferred revenue, net of current	581	441
Deferred tax	4	5
Total liabilities	17,389	15,674

Commitments and Contingencies (Note 13)

Stockholders' equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $0.01 par value: authorized 60,000,000
shares; issued 25,373,858 as of June 30, 2022 and
25,326,086 as of December 31, 2021.
Outstanding 25,188,027 as of June 30, 2022 and 25,140,255	254	253
as of December 31, 2021.
Additional paid-in capital	301,994	300,859
Accumulated deficit	(259,843)	(253,180)
Treasury stock at cost, 185,831 shares in 2022 and 2021	(1,415)	(1,415)
Total stockholders' equity	40,990	46,517
Total liabilities and stockholders' equity	$58,379	$62,191

iCAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Products	$4,475	$4,552	$9,035	$10,109
Service and supplies	3,100	3,274	6,063	6,361
Total revenue	7,575	7,826	15,098	16,470

Cost of revenue:
Products	1,008	1,377	2,095	2,786
Service and supplies	1,001	832	2,050	1,699
Amortization and depreciation	75	79	150	158
Total cost of revenue	2,084	2,288	4,295	4,643

Gross profit	5,491	5,538	10,803	11,827

Operating expenses:
Engineering and product development	2,367	2,268	4,642	4,460
Marketing and sales	3,435	3,429	7,000	6,853
General and administrative	2,742	2,652	5,673	4,803
Amortization and depreciation	61	60	124	115
Total operating expenses	8,605	8,409	17,439	16,231

Loss from operations	(3,114)	(2,871)	(6,636)	(4,404)

Other income/ (expense):
Interest expense	—	(29)	(1)	(129)
Interest income	14	19	16	33
Other loss	(18)	(13)	(41)	(37)
Loss on extinguishment of debt	—	(386)	—	(386)
Other expense, net	(4)	(409)	(26)	(519)

Loss before provision for income taxes	(3,118)	(3,280)	(6,662)	(4,923)

Provision for tax expense	—	—	(1)	—

Net loss and comprehensive loss	$(3,118)	$(3,280)	$(6,663)	$(4,923)

Net loss per share:
Basic and diluted	$(0.12)	$(0.13)	$(0.26)	$(0.20)

Weighted average number of shares used in computing loss per share:	25,185	24,989	25,172	24,462

iCAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	For the Six Months ended June 30,
	2022	2021

Cash flow from operating activities:
Net loss	$(6,663)	$(4,923)
Adjustments to reconcile net loss to net cash used for operating activities:

Amortization	105	115
Depreciation	169	157
Non-cash lease expense	391	388
Bad debt provision	510	(3)
Stock-based compensation	964	1,446
Amortization of debt discount and debt costs	—	17
Loss on extinguishment of debt	—	386
Changes in operating assets and liabilities:
Accounts receivable	(1,790)	(924)
Inventory	(830)	284
Prepaid and other assets	853	122
Accounts payable	(581)	(1,829)
Accrued and other expenses	(371)	(432)
Lease liabilities	(425)	(304)
Deferred revenue	659	(77)
Total adjustments	(346)	(654)

Net cash used for operating activities	(7,009)	(5,577)

Cash flow from investing activities:
Additions to patents, technology and other	(10)	—
Additions to property and equipment	(255)	(336)
Net cash used for investing activities	(265)	(336)

Cash flow from financing activities:
Proceeds from option exercises pursuant to stock option plans	79	636
Proceeds from issuance of common stock pursuant to Employee Stock Purchase Plans	93	114
Proceeds from issuance of common stock, net	—	23,229
Issuance of stock upon conversion of debentures	—	(7,363)
Net cash provided by financing activities	172	16,616

(Decrease) increase in cash and cash equivalents	(7,102)	10,703
Cash and cash equivalents, beginning of period	34,282	27,186
Cash and cash equivalents, end of period	$27,180	$37,889

Supplemental disclosure of cash flow information:
Interest paid	$9	$92
Amendment to right-of-use assets obtained in exchange for operating lease liabilities	$2,434	$—

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company's short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company's ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company's ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company's financial and operational performance and comparing this performance to its peers and competitors.

Management defines "Non-GAAP Adjusted EBITDA" as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company's operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company's overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company's GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company's business, and also because the total amount of expense is partially outside of the Company's control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company's ongoing operations for the period in which such charges are incurred.

•	Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•	Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Net Loss	$(3,118)	$(3,280)	$(6,663)	$(4,923)

Interest expense	—	29	1	129
Interest income	(14)	(19)	(16)	(33)
Other expense	18	13	41	37
Stock compensation	309	511	964	1,446
Depreciation & amortization	137	139	274	272
Tax expense	—	—	1	—
Loss from extinguishment of debt	—	386	—	386
Litigation related	—	95	—	116
Non-GAAP Adjusted EBITDA	$(2,668)	$(2,126)	$(5,398)	$(2,570)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Net Loss	$(3,118)	$(3,280)	$(6,663)	$(4,923)
Adjustments to Net Loss:
Loss from extinguishment of debt	—	386	—	386
Litigation related	—	95	—	116
Non-GAAP Adjusted Net Loss	$(3,118)	$(2,799)	$(6,663)	$(4,421)

Net Loss per share - basic and diluted
GAAP Net Loss per share	$(0.12)	$(0.13)	$(0.26)	$(0.20)
Adjustments to Net Loss (as detailed above)	—	0.02	—	0.02
Non-GAAP Adjusted Net Loss per share	$(0.12)	$(0.11)	$(0.26)	$(0.18)